UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 1, 2019

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in our Current Report on Form 8-K filed on November 27, 2018, we, through Griffin-American Healthcare REIT IV Holdings, LP, our operating partnership, as borrower, and certain of our subsidiaries, and us, collectively as guarantors, entered into a credit agreement, or the 2018 Credit Agreement, on November 20, 2018, with Bank of America, N.A., or Bank of America, as administrative agent, swing line lender and letters of credit issuer; KeyBank, National Association, or KeyBank, as syndication agent and letters of credit issuer; Citizens Bank, National Association, as syndication agent, joint lead arranger and joint bookrunner; Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint bookrunner; KeyBanc Capital Markets, as joint lead arranger and joint bookrunner; and the lenders named therein, to obtain a credit facility with an aggregate maximum principal amount of $400,000,000, or the 2018 Credit Facility. The 2018 Credit Facility previously consisted of a senior unsecured revolving credit facility in the initial aggregate amount of $150,000,000 and a senior unsecured term loan facility in the initial aggregate amount of $250,000,000, which consisted of: (i) a $200,000,000 term loan made on November 20, 2018 and (ii) an up to $50,000,000 delayed-draw term loan made one additional time during the Term Loan Delayed Draw Commitment Period, as such term was defined in the 2018 Credit Agreement. Such delayed draw was made on January 18, 2019. Pursuant to the terms of the 2018 Credit Agreement, the maximum principal amount of the 2018 Credit Facility may have been increased by up to $250,000,000, for a total principal amount of $650,000,000, subject to: (i) the terms of the 2018 Credit Agreement; and (ii) at least five business days’ prior written notice to Bank of America.

On November 1, 2019, we entered into a First Amendment and Commitment Increase Agreement, or the Amendment, with Bank of America, as administrative agent, a swing line lender and a letters of credit issuer; KeyBank, as a letters of credit issuer; the subsidiary guarantors and the lenders named therein, including without limitation, Bank of the West, or the New Lender. The material terms of the Amendment provide for an increase in the 2018 Credit Facility consisting of: (i) an incremental term loan in the amount of $45,000,000 and (ii) additional revolving loans in the amount of $85,000,000.

As of November 1, 2019, the aggregate borrowing capacity under the 2018 Credit Facility was $530,000,000 and there were $369,100,000 in borrowings outstanding.

The material terms of the Amendment are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Except as modified by the Amendment, the material terms of the 2018 Credit Agreement remain in full force and effect.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
First Amendment and Commitment Increase Agreement by and among Griffin-American Healthcare REIT IV Holdings, LP, Griffin-American Healthcare REIT IV, Inc., Subsidiary Guarantors, New Lender, Increasing Lenders, Bank of America, N.A. and KeyBank, National Association, dated November 1, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.
November 7, 2019
By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer